SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant                              [X]
Filed by party other than the registrant             [ ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.  240.14a-12


                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[  ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[  ]   $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1      Title of each class of securities to which transaction applies:

       2      Aggregate number of securities to which transaction applies:

       3 Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4      Proposed maximum aggregate value of transaction:

       5      Total fee paid:


[  ]   Fee paid previously with preliminary materials.
[  ]   Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1      Amount Previously Paid:

       2      Form, Schedule or Registration Statement No.:

       3      Filing Party:

       4      Date Filed:


                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 14, 1997


         The Annual Meeting of the Stockholders of Northern Technologies International Corporation, a Delaware corporation (the "Company"), will be held in Conference Room 31B at the law offices of Oppenheimer Wolff & Donnelly, located at Suite 3100, 45 South Seventh Street, Minneapolis, Minnesota 55402 beginning at 11:00 a.m., local time, on Friday, February 14, 1997, for the following purposes:

       1. To elect seven (7) persons to serve as directors until the next annual meeting of the stockholders or until their respective successors shall be elected and qualified;

       2. To approve the appointment of Deloitte & Touche as independent auditors for the fiscal year ending August 31, 1997; and

       3. To transact such other business as may properly come before the meeting.

         The record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof is the close of business on December 20, 1996.

         Whether or not you expect to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.


                                         By Order of the Board of Directors



                                         /s/ Loren M. Ehrmanntraut
                                         ---------------------------------------
                                         Loren M. Ehrmanntraut
                                         SECRETARY


January 8, 1997
Lino Lakes, Minnesota




                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
                               6680 N. HIGHWAY 49
                           LINO LAKES, MINNESOTA 55014

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 14, 1997

                                  INTRODUCTION

         The Annual Meeting of Stockholders of Northern Technologies International Corporation (the "Company") will be held on Friday, February 14, 1997, at 11:00 a.m., local time, in Conference Room 31B at the law offices of Oppenheimer Wolff & Donnelly, located at Suite 3100, 45 South Seventh Street, Minneapolis, Minnesota 55402, or at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

         A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of the Company's common stock.

         Any stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by stockholders. Proxies that are signed by stockholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the nominees for directors listed in this Proxy Statement.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

         The Company expects that this proxy material will first be mailed to stockholders on or about January 8, 1997.


                                VOTING OF SHARES

         Only holders of the Company's common stock, $.02 par value (the "Common Stock"), and Series A preferred stock, no par value (the "Preferred Stock"), of record at the close of business on December 20, 1996 will be entitled to vote at the Annual Meeting. On December 20, 1996, the Company had 4,206,108 outstanding shares of Common Stock and no outstanding shares of Preferred Stock (collectively, unless otherwise specified, the Common Stock and the Preferred Stock of the Company shall be referred to hereinafter as the "Common Stock"), each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulate voting rights.

         The election of a nominee for director requires the approval of a plurality of the votes of the shares present and entitled to vote in person or by proxy and the approval of the other proposal described in this Proxy Statement requires the approval of a majority of the votes of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Annual Meeting). Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Shares represented by a proxy card including any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.


                              ELECTION OF DIRECTORS

NOMINATION

         At the Company's last annual meeting, seven persons were elected to the Board of Directors (the "Board"). Since that time, Gerhard Hahn was appointed to the Board in April 1996. Maria Szonert-Binienda, who had joined the Board in November 1995, resigned from the Board in November 1996.

         Directors elected at the Annual Meeting will hold office until the next regular meeting of stockholders or until their successors are elected and qualified. All of the nominees are current members of the Board.

         Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of each director requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement. The Board intends to vote the proxies solicited on its behalf for the election of each of the nominees as directors. If prior to the Annual Meeting the Board should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies may be cast for another nominee to be designated by the Board to fill such vacancy, unless the stockholder indicates to the contrary on the proxy. Alternatively, the proxies may, at the Board's discretion, be voted for such fewer nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

         The following table sets forth certain information as of January 8, 1997, which has been furnished to the Company by each of the persons who have been nominated by the Board to serve as Directors for the ensuing year.


            NAME                  AGE                    PRINCIPAL OCCUPATION                     DIRECTOR SINCE

Sidney Dworkin                    75       Chairman, Advanced Modular Systems, Inc.                    1979

Vincent J. Graziano               63       Co-Chief  Executive  Officer and President of the           1979
                                           Company

Gerhard Hahn                      52       General Manager, Knuppel KG                                 1996

Dr. Donald A. Kubik               56       Vice President of the Company                               1995

Richard G. Lareau                 68       Partner, Oppenheimer Wolff & Donnelly                       1980

Philip M. Lynch                   60       Co-Chief  Executive  Officer and  Chairman of the           1979
                                           Board of the Company;  Executive  Vice  President
                                           of Inter Alia Holding Company

Dr. Milan R. Vukcevich            59       Director of Materials  Research and  Development,           1995
                                           Bicron Saint-Gobain Industrial Ceramics



OTHER INFORMATION ABOUT NOMINEES

         Mr. Dworkin has been chairman of the Board of Advanced Modular Systems, Inc., a company which sells and leases modular buildings, since 1988. In addition, since September 1987, Mr. Dworkin has been an independent venture capitalist. Mr. Dworkin also serves as a director of CCA Industries, Inc., Viragen Corporation and Interactive Technologies, Inc. and as Chairman of the Board of each of Comtrex Systems Corp. and Marbledge Group, Inc.

         Mr. Graziano has been employed by the Company since 1976 and has been president of the Company and a director of the Company since 1979. Prior to joining the Company, Mr. Graziano held the position of Manager of Manufacturing Systems with the management consulting department of Peat, Marwick, Mitchell & Co. in Europe and the United States for nine years.

         Mr. Hahn has been employed as General Manager by Knuppel KG, a German packaging firm, since 1966. Mr. Hahn has also been employed by Excor Korrosionsschutz-Technologien and Produkte GmbH (the Company's German joint venture) since 1991. Mr. Hahn was appointed to the Board in April 1996.

         Dr. Kubik has been employed by the Company since 1978 and has been a Vice President of the Chemical Division of the Company since 1979. Effective as of August 30, 1995, Dr. Kubik was appointed as a director of the Company. Prior to joining the Company, Dr. Kubik held a research and development position with Minnesota Mining and Manufacturing Company.

         Mr. Lareau has been a partner of the law firm of Oppenheimer Wolff & Donnelly for more than five years. Mr. Lareau also serves as a director of Ceridian Corporation, Merrill Corporation, Nash Finch Company, all public companies, and as a trustee of Mesabi Trust.

         Mr. Lynch has been executive vice president of Inter Alia Holding Company, a financial and management consulting firm ("Inter Alia"), for more than five years. In September 1992, Olympia Fitness Center, Inc., of which Mr. Lynch was an officer and director, filed for protection under Chapter 11 of the federal bankruptcy laws, which bankruptcy was subsequently discharged. Mr. Lynch is also a member of the Board of Directors of the Fosbel Group of Companies:
Fosbel International (U.K.), Fosbel, Inc. (U.S.), Fosbel Japan, Ltd. (Tokyo), Fosbel do Brasil (San Paulo), and Fosbel Europe BV, (operating in 17 Western and three Eastern European countries). The Fosbel Group is itself a joint venture between multinational listed companies: Glaverbel S.A., (Bruxelles) a leading Belgian glass manufacturing company and an affiliate of Asahi Glass Co., Ltd., and the English petrochemical and materials science company Burmah Castrol plc.

         Dr. Vukcevich was appointed to the Board of Directors in November 1995. Dr. Vukcevich is employed as Director of Materials Research and Development of Bicron Saint-Gobain Industrial Ceramics. Dr. Vukcevich was employed by GE Lighting from 1973 to 1995, holding various positions including Chief Scientist, Manager of Metallurgical Engineering, and Coordinator of International Research and Development in Materials Science.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         The business and affairs of the Company are managed by the Board, which held four meetings during the fiscal year ended August 31, 1996.

         In 1990, the Board established an audit committee. The audit committee maintains an active role in communication with the Company's independent auditors and with the management of the Company. The audit committee for fiscal 1996 consisted of Messrs. Lareau and Lynch. The audit committee met one time during fiscal 1996. Messrs. Lareau and Lynch will serve as the audit committee for fiscal 1997.

         In November 1993, the Board established a compensation committee. The responsibilities of the compensation committee include setting the compensation for those officers who are also directors and other executive officers of the Company and setting the terms of and grants of awards under the Company's 1994 Stock Incentive Plan (the "Plan"). The compensation committee, consisting of Messrs. Dworkin and Vukcevich and Ms. Szonert-Binienda, met one time during fiscal 1996. Messrs. Dworkin and Vukcevich will serve as the compensation committee for fiscal 1997.

         During the fiscal year ending August 31, 1996, all of the nominees who were directors of the Company during fiscal 1996 attended 75% or more of the aggregate meetings of the Board and all such committees on which they served during the period they served on the Board.

COMPENSATION OF DIRECTORS

         DIRECTORS FEES. Each person who was a non-employee director received an annual retainer of $5,000 in each of fiscal 1994, 1995 and 1996 for services rendered as a director of the Company. Effective November 15, 1996, the Company increased the annual retainer fee to $7,500 for fiscal 1997. Each non-employee director of the Company also receives $750 for each Board meeting and $500 for each Board committee meeting attended. The Chairman of the Board does not receive any Board or committee meeting fee. The Company pays the premium on a group insurance policy for the Chairman of the Board.

         AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE DIRECTORS. On November 16, 1993, the Board adopted the 1994 Stock Incentive Plan (the "Plan"), which was approved by the Company's stockholders at the April 25, 1994, Annual Meeting. In accordance with the terms of the Plan, each non-employee director of the Company who was a director on September 1, 1993 was automatically granted, on a one-time basis, non-qualified options to purchase 2,000 shares of Common Stock, at an exercise price equal to the fair market value of the Common Stock on November 16, 1993. In addition, each non-employee director elected or appointed to the Board after the effective date of the Plan is granted, on a one-time basis, non-qualified options to purchase the pro-rata portion of 2,000 shares of Common Stock calculated by dividing the number of months remaining in the fiscal year at the time of election or appointment divided by twelve. The Plan also provides that following the effective date of the Plan, non-employee directors automatically are granted non-qualified options to purchase 2,000 shares of Common Stock on the first day of each fiscal year while serving as a non-employee director of the Company.

         On September 1, 1995, each of the non-employee directors on that date, and Mr. Lynch, received an automatic grant of options under the Plan to purchase 2,000 shares of Common Stock at an exercise price of $6.75 per share. On November 20, 1995, each of Mr. Vukcevich and Maria Szonert-Binienda received an automatic grant of options under the Plan to purchase 1,600 shares of Common Stock at an exercise price of $6.125 per share. On May 1, 1996, Mr. Hahn received an automatic grant of an option under the Plan to purchase 670 shares of Common Stock at an exercise price of $5.06 per share. On September 1, 1996, each of the non-employee directors, and Mr. Lynch, received an automatic grant of options under the Plan to purchase 2,000 shares of Common Stock at an exercise price of $5.00 per share. All of such options granted vest in equal one-third installments over a three-year period.


                      PRINCIPAL STOCKHOLDERS AND BENEFICIAL
                             OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of December 20, 1996, unless other noted, (a) by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director,
(c) each Named Executive Officer (as defined below under the heading, "Executive Compensation and Other Benefits"), and (d) by all executive officers and directors of the Company as a group.

                                                                 SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)
                                                            ---------------------------------------------------------
                           NAME                                       AMOUNT                  PERCENT OF CLASS
                           ----                                       ------                  ----------------

Inter Alia Holding Company...............................                   911,668 (2)              21.7%
Herman H. Lee............................................                   261,545 (3)               6.2
Sidney Dworkin...........................................                    50,501 (4)               1.2
Vincent J. Graziano......................................                    71,005 (5)               1.7
Gerhard Hahn.............................................                     2,500                    *
Dr. Donald A. Kubik......................................                    88,340                   2.1
Richard G. Lareau........................................                    31,677 (6)                *
Philip M. Lynch..........................................                     4,001 (7)                *
Dr. Milan R. Vukcevich...................................                       533 (8)                *
Loren M. Ehrmanntraut....................................                    51,500 (9)               1.2
All directors and executive officers
as a group (10 persons)..................................                 1,275,240(10)              29.9


*Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. Unless otherwise noted, all of the shares owned or held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2) Includes 911,668 shares held of record by Inter Alia, a financial and management consulting firm of which Mr. Lynch, the Chairman of the Board of Directors and the Co-Chief Executive Officer of the Company, is a stockholder, officer and director.

(3)      Includes 259,545 shares beneficially owned by Mr. Lee, based on a
         Schedule 13G filed by Mr. Lee dated as of November 12, 1996. Includes 2,000 shares beneficially owned by Mr. Lee's wife as to which he disclaims any beneficial interest.

(4) Does not include 21,015 shares held by Sidelmar, a partnership in which Mr. Dworkin, a director of the Company, is a general partner. Includes 4,001 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(5) Includes 20,500 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(6) Includes 4,001 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(7) Does not include 911,668 shares held of record or beneficially owned by Inter Alia Holding Company, of which Mr. Lynch is a stockholder, officer and director. Includes 4,001 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(8) Includes 533 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(9) Includes 17,500 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(10) Includes (i) 911,668 shares held of record by Inter Alia Holding Company, a financial and management consulting firm of which Mr. Lynch, the Chairman of the Board of Directors and the Co-Chief Executive Officer of the Company, is a stockholder, officer and director, (ii) 21,015 shares held of record by Sidelmar, a partnership in which Mr. Dworkin, a director of the Company, is a general partner, and (iii) options to purchase 55,536 shares which are held by officers and directors of the Company which are exercisable within 60 days.


                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION PAID TO EXECUTIVE OFFICERS

         The following table provides summary information concerning cash and non-cash compensation paid or accrued by the Company to or on behalf of the Company's Co-Chief Executive Officers and the most highly compensated executive officers of the Company whose cash and non-cash salary and bonus exceeded $100,000 in the fiscal year ended August 31, 1996 (the "Named Executive Officers").

                                              SUMMARY COMPENSATION TABLE
                                                                                    LONG-TERM
                                                         ANNUAL COMPENSATION      COMPENSATION
                                                         -------------------      ------------
                                                                                   SECURITIES
                                                                                   UNDERLYING           ALL OTHER
      NAME AND PRINCIPAL POSITION            YEAR      SALARY ($)   BONUS ($)      OPTIONS (#)     COMPENSATION ($)(1)
      ---------------------------            ----      ----------   ---------      -----------     -------------------

Vincent J. Graziano                          1996        $190,443       $45,000                0                 $4,750
PRESIDENT AND CO-CHIEF EXECUTIVE OFFICER     1995         182,516        40,000                0                  5,574
                                             1994         157,414        25,000           38,000                  5,080

Philip M. Lynch                              1996               0             0            2,000                   0(2)
CHAIRMAN OF THE BOARD AND CO-CHIEF           1995               0             0            2,000                   0(2)
EXECUTIVE OFFICER                            1994               0             0            2,000                   0(2)

Donald A. Kubik                              1996         152,749        45,000                0                  5,496
VICE PRESIDENT                               1995         136,487        35,000                0                  5,287
                                             1994         121,386        15,000           32,500                  4,238

Loren M. Ehrmanntraut                        1996         107,410        40,000                0                  5,159
TREASURER AND SECRETARY                      1995          92,811        30,000                0                  3,584
                                             1994          82,714        20,000           32,500                  2,884
-----------------------------


(1) Compensation hereunder consists of contributions to the 401(k) plans of the Named Executive Officers.

(2) Does not include any commissions payable to Inter Alia, an entity affiliated with Mr. Lynch, under a certain Manufacturer's Representative Agreement. See "Certain Relationships and Related Transactions."

OPTION GRANTS AND EXERCISES

         The following tables provide information for the year ended August 31, 1996 as to individual grants of options to purchase shares of the Common Stock, exercises of options and the potential realizable value of the options held by the Named Executive Officers at August 31, 1996.

                                            OPTION GRANTS IN FISCAL 1996

                                                  PERCENT OF TOTAL OPTIONS
                                                    GRANTED TO EMPLOYEES      EXERCISE OR BASE
         NAME             OPTIONS GRANTED (1)          IN FISCAL YEAR         PRICE ($/SHARE)      EXPIRATION DATE
         ----             -------------------          --------------         ---------------      ---------------

Philip M. Lynch                  2,000                      100%                   $6.750          August 31, 2000


-----------------------------

(1) These options were granted under the Plan. The options vest in three equal installments on the first, second and third anniversary of the date of grant (9/1/95). To the extent not already exercisable, options granted under the Plan become immediately exercisable in full upon certain changes in control of the Company.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND
                       FISCAL 1996 YEAR-END OPTION VALUES

                                                                 NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED IN-THE-MONEY
                                                              OPTIONS AT AUGUST 31, 1996       OPTIONS AT AUGUST 31, 1996 (1)
                                                              --------------------------       ------------------------------
                        SHARES ACQUIRED ON       VALUE
         NAME              EXERCISE (#)       REALIZED ($)    EXERCISABLE   UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
         ----              ------------       ------------    -----------   -------------      -----------       -------------

  Vincent J. Graziano           0                    0           19,500         18,500           $38,750            $36,875
  Philip M. Lynch               0                    0            2,001          3,999             3,835              3,915
  Donald A. Kubik           9,167               23,282            7,500         15,833            15,000             31,562
  Loren M. Ehrmanntraut         0                    0           16,667         15,833            33,126             31,562



-----------------------------


(1) Value is calculated as the excess of the market value of the Common Stock at August 31, 1996 over the exercise price. On August 31, 1996, the market value of the Common Stock was $5.00 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On October 1, 1976, the Company entered into a Manufacturer's Representative Agreement with The Saxxon Organization, Incorporated (the "Agreement"). The Agreement has no expiration date and may be terminated by either party upon 60 days written notice. Effective January 9, 1980, the Agreement was assigned to Inter Alia, a financial and management consulting firm of which Philip M. Lynch, the Chairman of the Board of Directors of the Company, is a stockholder, officer and director. Under the Agreement, Inter Alia (or the "Representative") is entitled to commissions from the Company on the net proceeds of sales of the Company's product generated by Inter Alia. The Representative acts as an independent manufacture's representative of the Company. It has a non-exclusive worldwide right to offer for sale and solicit orders for the Company's products in accordance with prices determined by the Company. The Representative is responsible for all of its own operating expenses with no entitlement for reimbursement from the Company. The Representative has not effected any sales within the United States. The Representative's effort has developed sales outside the United States, specifically in France, which resulted in commissions of approximately $52,950, $52,057 and $29,700 for the fiscal years ending August 31, 1996, 1995, and 1994, respectively. In light of the Company's own domestic sales effort and its distributor network within the United States, the Company does not anticipate the Representative developing any sales within the United States. Additionally, the Company's expanding international joint venture program may also limit opportunities abroad for the Representative. Thus, the Company does not anticipate that the Representative will develop any significant sales volume for the Company.

         On February 1, 1982, each of Vincent J. Graziano, President of the Company, and Inter Alia, a financial and management consulting firm of which Philip M. Lynch, the Chairman of the Board of Directors of the Company, is a stockholder, officer and director, purchased 15,000 shares of the Common Stock from former employees who originally purchased the stock through the Company's Employee Retention and Incentive Plan. Both Mr. Graziano and Inter Alia purchased the stock and paid therefor by signing promissory notes dated February 1, 1982, each with a face value of $13,878 bearing interest at 5% per annum. Both notes were originally due on December 31, 1992 and were due on demand thereafter. As of August 31, 1995, Mr. Lynch paid all amounts due and owing under his promissory note, including accrued interest. As of August 31, 1995, the outstanding balance of the Graziano note, including prepaid and accrued interest, was $6,538. Mr. Graziano paid all amounts due and owing under his promissory note on October 15, 1995.

         On August 31, 1984 and November 30, 1990, Inter Alia purchased 119,083 and 100,000 shares, respectively, of the Common Stock and paid therefor by signing promissory notes. The August 31, 1984 promissory note (the "August Note") had a face value of $125,375 and bore interest at 11% per year. The August Note was originally due on December 31, 1992 and is currently due on demand. As of August 31, 1996, the outstanding balance of the August Note, including accrued interest, was $204,162. The November 30, 1990 promissory note (the "November Note") had a face value of $98,000 and bore interest, to be paid semi-annually, at the applicable federal rate. The November Note was due November 30, 1995. The outstanding balance of the November Note, including accrued interest, was paid in full in fiscal 1996.

         On April 25, 1994, Inter Alia exercised a warrant to purchase 233,000 shares of the Common Stock at an exercise price of $2.50 per share, for an aggregate exercise price of $582,500. In connection with such exercise, Inter Alia paid $4,660 in cash and issued a promissory note to the Company in the amount of $577,840, which note bore interest at 7.25% per annum and was due December 31, 1995. Marketable equity securities owned by Inter Alia served as collateral for the note. The outstanding balance of this note, including accrued interest, was paid in full in fiscal 1996.

         Inter Alia paid $48,943 and $13,878 of accrued interest and principal, respectively, in fiscal 1995 pursuant to the cancellation of commissions and other expense reimbursement due Inter Alia.

         Gerhard Hahn, a director of the Company, is a shareholder and General Manager of Knuppel KG. Knuppel KG is a 50% partner with the Company in a joint venture in Germany. The German joint venture entity has granted a loan of 750,000 DM (approximately $482,000 as of December 27, 1996) to Knuppel KG. The loan is secured by Knuppel KG's equity in the German joint venture and bears interest at 7.5% per annum.


                              SELECTION OF AUDITORS

         The Board of Directors has appointed Deloitte & Touche, independent certified public accountants, as auditors of the Company for the fiscal year ending August 31, 1997. Such firm has acted as independent auditors of the Company since the fiscal year ended August 31, 1990. If the stockholders do not ratify the appointment of Deloitte & Touche, another firm of independent auditors will be considered by the Board of Directors. Representatives of Deloitte & Touche will be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions.


                        SECTION 16(a) OF THE EXCHANGE ACT
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 31, 1996, none of the directors, officers and beneficial owners of greater than 10% of the Company's Common Stock failed to file on a timely basis the forms required by Section 16 of the Exchange Act.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Proposals of stockholders intended to be presented in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices on or about September 8, 1997.

                                 OTHER BUSINESS

         The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

                                  MISCELLANEOUS

         THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED AUGUST 31, 1996, TO EACH PERSON WHO WAS A STOCKHOLDER OF THE COMPANY AS OF DECEMBER 20, 1996, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION, 6680 N. HIGHWAY 49, LINO LAKES, MINNESOTA 55014; ATTN: STOCKHOLDER INFORMATION.

                                       By Order of the Board of Directors

                                       /s/ Vincent J. Graziano
                                       -----------------------------------------
                                       Vincent J. Graziano
                                       PRESIDENT AND CO-CHIEF EXECUTIVE OFFICER

Dated:   January 8, 1997
         Lino Lakes, Minnesota



                                                                      Appendix A

                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
                               6680 N. Highway 49
                           Lino Lakes, Minnesota 55014

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, having duly received the Notice of Annual Meeting of Shareholders and Proxy Statement, appoints Philip M. Lynch and Vincent J. Graziano as proxies (each with power to act alone and with powers of substitution) to represent the undersigned and to vote, as designated below, all shares of common stock of Northern Technologies International Corporation (the "Company") held of record by the undersigned on December 20, 1996, at the Annual Meeting of the Stockholders of the Company to be held at 11:00 a.m., local time, on February 14, 1997, in Conference Room 31B at the law offices of Oppenheimer Wolff & Donnelly, located at Suite 3100, 45 South Seventh Street, Minneapolis, Minnesota, and any adjournments thereof.

1. ELECTION OF DIRECTORS

[ ] FOR all nominees listed below          [ ] AGAINST all nominees listed below
    (except as marked to the contrary below)

NOMINEES FOR ELECTION

      Sidney Dworkin, Vincent J. Graziano, Gerhard Hahn, Donald A. Kubik,
             Richard G. Lareau, Philip M. Lynch, Milan R. Vukcevich

       (INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE
                          THROUGH THE NOMINEE'S NAME.)


2. REAPPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS

                       [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

(Continued, and to be completed and signed on the reverse side)



(Continued from other side)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR THE REAPPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS, AND IN THE DISCRETION OF THE PROXY HOLDER ON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.


                                     PLEASE SIGN exactly as name appears on of this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                     Dated: ____________________________________


                                     ___________________________________________
                                     Signature


                                     ___________________________________________
                                     Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.